UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2005

QUOTEMEDIA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28599

Nevada

(State or other jurisdiction of incorporation or organization)

91-2008633

(IRS Employer Identification Number)

17100 East Shea Blvd.

Suite 230

Fountain Hills, AZ

(Address of principal executive offices)

85268

(Zip Code)

(480) 905-7311

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2005, Quotemedia, Inc. (the “Quotemedia”), and Bravenet Web Services, Inc. (“Bravenet”) finalized an agreement whereby Bravenet will provide customer promotion and lead generation services to Quotemedia. Monthly promotion and lead generation fees will be approximately $30,000 per month, and will be factored from January 1, 2005. These fees have been accrued in Quotemedia’s quarterly reports on Form 10-QSB in 2005, but are expected to remain unpaid until 2007. Interest is accrued at the prime bank rate minus 1%. The President and Chief Executive Officer of Quotemedia, Ltd., a wholly owned subsidiary, is a control person of Bravenet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2005	Quotemedia, Inc.

	By:	/s/ Keith Randall
	Name:	Keith Randall
	Title:	Chief Financial Officer and Secretary